YUKON
JUSTICE

                              BUSINESS CORPORATIONS ACT
                                 (SECTION 30 OF 179)

                                                                      FORM 5-01
                                                          ARTICLES OF AMENDMENT

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1.   Name of Corporation:

     BENZ ENERGY LTD.                                      Corp. Access # 25980

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2.   The Articles of the above named corporation are amended pursuant to a court order:

     Yes                               No   XX
        ------                            ------

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3.   The Articles of the above named corporation are amended as follows:

     Paragraph 2 of the Articles of Continuance which set out the classes and maximum number of shares that the Corporation is authorized to issue is deleted and replaced with Schedule "A" attached hereto.

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4.      DATE                         SIGNATURE                TITLE

    March 6, 1998               /s/ Robert S. Hurt     Chief Financial Officer
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

                                  SCHEDULE "A"

The Corporation is authorized to issue an unlimited number of shares designated as Class A Preferred shares and common shares which shares shall have the following rights, privileges, restrictions and conditions:

1.   PROVISIONS ATTACHING TO THE CLASS A PREFERRED SHARES

     The Class A Preferred shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1  DIRECTORS' AUTHORITY TO ISSUE IN ONE OR MORE SERIES

     The board of directors of the Corporation may issue the Class A Preferred shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series including, without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption (if any), the conversion, exchange or reclassification rights attached thereto (if any), the voting rights attached thereto (if any), the terms and conditions of any share purchase plan or sinking fund with respect thereto, and any other terms not inconsistent with these provisions. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Registrar (as defined in the BUSINESS CORPORATIONS ACT (YUKON TERRITORY)) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2  RANKING OF CLASS A PREFERRED SHARES

     No rights, privileges, restrictions or conditions attached to a series of Class A Preferred shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Class A Preferred shares then outstanding. The Class A Preferred shares shall be entitled to priority over the common shares of the Corporation and over any other shares of the Corporation ranking junior to the Class A Preferred shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Class A Preferred shares are not paid in full, the Class A Preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the Class A Preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Class A Preferred shares of any series may also be given such other preferences, not inconsistent with sections 1.1 to 1.4 hereof, over the common shares and over any other shares ranking junior to the Class A Preferred shares as may be determined in the case of such series of Class A Preferred shares.

1.3  VOTING RIGHTS

     Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Class A Preferred shares, the holders of the Class A Preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

1.4  APPROVAL OF HOLDERS OF CLASS A PREFERRED SHARES

     The rights, privileges, restrictions and conditions attaching to the Class A Preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the Class A Preferred shares given as hereinafter specified.

     The approval of the holders of Class A Preferred shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Preferred shares as a class or to any other matter requiring the consent of the holders of the Class A Preferred shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of Class A Preferred shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the BUSINESS CORPORATIONS ACT (YUKON TERRITORY) (as from time to time amended, varied and replaced) and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Class A Preferred shares as a class, each holder entitled to vote thereat shall have one vote in respect of each US$1.00 of stated capital added to the appropriate stated capital account of the Corporation in respect of the issue of each such share held by the holder.

2.   PROVISIONS ATTACHING TO COMMON SHARES

     The common shares of the Corporation shall continue as common shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1  DIVIDENDS

     Subject to the prior rights of the holders of the Class A Preferred shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys property applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine and all dividends which the board of directors of the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

2.2  DISSOLUTION

     In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Class A Preferred shares and any other ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

2.3  VOTING RIGHTS

     The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

3.   PROVISIONS ATTACHING TO CLASS A PREFERRED SHARES, SERIES I

     The Class A Preferred shares, Series I, as a series, shall have attached thereto the following rights, privileges, restrictions and conditions:

3.1  DIVIDENDS

     The holders of the Class A Preferred Shares, Series I will be entitled to receive dividends at the Designated Rate (as defined below) of the aggregate price paid or deemed to be paid for the outstanding Class A Preferred shares, Series I (the "Purchase Price"). Such dividends will be prior and in preference to any declaration or payment of any dividends paid on the common shares. Dividends on the Class A Preferred shares, Series I will be cumulative and will accrue whether or not declared and whether or not there will be funds legally available for the payment thereof. Except as provided below, the dividends will be payable in cash. The dividends shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year commencing on the first such date after the Class A Preferred Shares, Series I are issued (the "Quarterly Dividend Date"), except that if any such date is not a Business Day (as defined below), then such dividend shall be payable on the first Business Day immediately thereafter to holders of record as they appear on the stock register of the Corporation on the applicable record date, which shall not be more than 50 nor less than 10 days preceding the payment date for such dividends, as fixed by the Board of Directors of the Corporation. As used above, "Business Day" shall mean a day, other than a Saturday or a Sunday, on which commercial banks are open for business with the public in Houston, Texas. The dividend shall be payable in cash (U.S. Dollars), except as otherwise provided in the next paragraph. Dividends payable on the Class A Preferred Shares, Series I for each full quarterly dividends period shall be computed by dividing the annual rate by four. Dividends payable on the Class A Preferred Shares, Series I for any period that is shorter or longer than a full quarterly dividend period shall be computed on the basis of a 360-day year of four 90-day quarters. All dividends payable on the Class A Preferred shares, Series I shall be net of withholding taxes, if any, under applicable Canadian law (including applicable income tax treaties). As used above, the term "Designated Rate" shall mean 10% per annum; provided, that upon the occurrence and during the continuance of a Voting Event, Designated Rate shall mean 14% per annum.

     With respect to the first eight quarterly dividends payable hereunder commencing with the first Quarterly Dividend Date (but subject to the last sentence of this paragraph), the Board of Directors of the Corporation may, at least 30 days prior to the subject Quarterly Dividend Date, elect to pay the cash dividend in common shares (a "Payment in Kind"). If such an election is made, the Corporation shall promptly notify the holders of record of the Class A Preferred Shares, Series I entitled to such quarterly dividend of the election to make a Payment in Kind in lieu of a payment in cash for the subject Quarterly Dividend Date. An election for any particular Quarterly Dividend Date shall operate only for such Quarterly Dividend Date. Each Payment in Kind shall be payable as of the Quarterly Dividend Date for which the election to make such Payment in Kind was made, except that if such Quarterly Dividend Date is not a Business Day, then such Payment in Kind shall be on the first Business Day immediately thereafter to holders of record as they appear on the stock register on the applicable record date. Each Payment in Kind shall be equal to that number of common shares that is equal in number to the aggregate cash dividend payable on the subject Quarterly Dividend Date (net of withholding taxes, if any, under applicable Canadian laws (including applicable income tax treaties) divided by US$1.18 and shall be allocated on a pro rata basis to each holder entitled to receive such dividend. Certificates representing the common shares issuable on payment of any Payment in Kind shall be delivered to each holder entitled to such Payment in Kind on or before 30 days following the Quarterly Dividend Date for which such Payment in Kind is elected to be made hereunder.

3.2  LIQUIDATION PREFERENCE

     In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, the holders of the Class A Preferred Shares, Series I will be entitled to receive in preference to the holders of the common shares a cash amount (U.S. Dollars) equal to the Purchase Price plus any dividends cumulated on the Class A Preferred Shares, Series I but not paid (the "Liquidation Amount"). A consolidation or merger (other than an Exempted Merger, as defined below) of the Corporation with or into any other entity or a sale or transfer in a single transaction or series of related transactions of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation for purposes hereof. For purposes hereof, an "Exempted Merger" shall mean a merger by the Corporation with a U.S. corporation that is effected for the primary purpose of enabling the Corporation to migrate to the United States to be able to list its common shares on a generally recognized U.S. securities exchange or carry such common shares on the NASDAQ or similar system, provided that the holders of a majority of the Class A Preferred Shares, Series I then outstanding give their prior written approval to such merger, which approval will not be unreasonably withheld.

3.3  OPTIONAL REDEMPTION

     The Corporation shall have the option to redeem any or all of the Class A Preferred Shares, Series I at any time at a cash redemption price per share (U.S. Dollars) equal to the Liquidation Amount divided by the number of Class A Preferred Shares, Series I originally issued. If the Corporation so elects to effect such a redemption, it shall give notice of same to the holders of the Class A Preferred Shares, Series I not less than five Business Days prior to the date on which such redemption is to be made (the "Optional Redemption Date"). A redemption under this paragraph shall be herein called an "Optional Redemption".

3.4  PUT REDEMPTION

     If a Qualified Public Offering of the Corporation's common shares is not consummated within the three-year period commencing on January 23, 1998, the holders of a majority of the Class A Preferred Shares, Series I then outstanding may, upon notice to the Corporation no later than 90-days after the expiration of such three-year period, elect to cause the Corporation to redeem all of the Class A Preferred Shares, Series I at a cash redemption price per share (U.S. Dollars) equal to the Liquidation Amount divided by the number of Class A Preferred Shares, Series I originally issued. The Corporation shall effect the redemption of the Class A Preferred Shares, Series I on the date which is fifteen days after receipt of the above notice, or if such date is not a Business Day, on the first Business Day immediately thereafter (the "Put Redemption Date"). As used above, the term "Qualified Public Offering" shall mean one or more public offerings of the Corporation's common shares in which the Corporation receives aggregate sales proceeds, net of commissions and underwriting discounts, of not less than U.S. $25,000,000. A redemption under this paragraph shall be herein called a "Put Redemption".

3.5  MANDATORY REDEMPTION

     On the fifth anniversary date of the Closing Date (the "Mandatory Redemption Date") and provided the Class A Preferred Shares, Series I have not been previously redeemed as set forth above, the Corporation shall be required to redeem all of the Class A Preferred Shares, Series I at a cash redemption price per share (U.S. Dollars) equal to the Liquidation Amount divided by the number of Class A Preferred Shares, Series I originally issued. A redemption under this paragraph shall be herein called the "Mandatory Redemption".

     To the extent that the Corporation may not at any of the dates set forth above legally redeem the Class A Preferred Shares, Series I, such redemption will take place as soon as legally permitted.

3.6  VOTING RIGHTS

     Except with respect to such matters with respect to which the Class A Preferred Shares, Series I are entitled to vote under the BUSINESS CORPORATIONS ACT, Yukon Territory, Canada, and except as provided below, holders of Class A Preferred shares, Series I will have no voting rights.

     Upon the occurrence of a Voting Event, the holders of the Class A Preferred Shares, Series I, voting as a single class, shall be entitled to elect (i) two directors to the Board of Directors of the Corporation, if at the time of the Voting Event such holders hold Class A Preferred Shares, Series I in excess of 1,200,000 Class A Preferred Shares, Series I or (ii) one director to the Board of Directors of the Corporation, if at the time of the Voting Event such holders hold 1,200,000 or less Class A Preferred Shares, Series I. The director(s) which the holders of Class A Preferred Shares, Series I shall be entitled to elect to the Board of Directors of the Corporation shall be called the "Preferred Share Directors," whether one or two). In the event that the holders of the Class A Preferred Shares, Series I shall become so entitled to elect the Preferred Share Directors, a special meeting of the holders of the Class A Preferred Shares, Series I shall be called in the manner provided below, and the holders of the Class A Preferred Shares, Series I, voting as a single class, shall elect such Preferred Share Directors. Thereafter, at each annual meeting of the stockholders of the Corporation, until divested as hereinafter provided of their right to elect the Preferred Share Directors, the holders of Class A Preferred Shares, Series I, voting as a single class, shall elect the Preferred Share Directors. At any special meeting of the holders of the Class A Preferred Shares, Series I or at any annual meeting of the stockholders at which the holders of the Class A Preferred Shares, Series I, voting as a single class, shall be entitled to elect the Preferred Share Directors, such members shall be elected by the affirmative vote of the holder or holders of a majority of the Class A Preferred Shares, Series I then outstanding.

     In no event shall the number of persons serving on the Board of Directors of the Corporation exceed eight. If, as a result of the election of the Preferred Share Directors, the number of persons serving on the Board of Directors of the Corporation would exceed eight, the Corporation shall take all actions available to it to permit the Preferred Share Directors to serve on the Board of Directors, including (without limitation) effecting the removal of a director or directors then serving on the Board of Directors of the Corporation.

     The Preferred Share Directors will serve until all Voting Events have ceased to be continuing, at which time the term of office of the Preferred Share Directors will terminate.

     At any time when such special voting power shall have vested in the holders of the Class A Preferred Shares, Series I as provided above, the holders of at least five percent (5%) of the Class A Preferred Shares, Series I then outstanding may, by written notice personally delivered or mailed to all holders of the Class A Preferred Shares, Series I at their last known addresses and to the president and the secretary of the Corporation at the last known address of the Corporation, call a special meeting of the holders of the Class A Preferred Shares, Series I for the election of the Preferred Share Directors as herein above provided. Such election shall be held not less than twenty-one nor more than thirty days after the giving of the notice thereof in and at any time and place within the State of Texas as may be specified in such notice. In lieu of a special meeting, the holders of the Class A Preferred Shares, Series I may elect the Preferred Share Directors as herein provided, without a vote, if a consent or consents in writing, setting forth the election of the Preferred Share Directors, shall be signed by all of the holders of the Class A Preferred Shares, Series I, and shall be delivered to the Corporation by delivery to the Corporation's registered office in the State of Texas or the Corporation's principal place of business. Delivery shall be made by hand or by certified registered mail return receipt requested.

     Any Preferred Share Director, whether elected by the holders of the Class A Preferred Shares, Series I as provided above or replaced as provided below, may be removed from office only by vote of the holders of a majority of the Class A Preferred Shares, Series I then outstanding, which removal may be with or without cause. A special meeting of the holders of the Class A Preferred Shares, Series I may be called, by written notice personally delivered or mailed to all holders of the Class A Preferred Shares, Series I at their last known addresses and to the president and the secretary of the Corporation at the last known address of the Corporation, by any holder or holders of at least 15% or more of the Class A Preferred Shares, Series I then outstanding for the purpose of removing any of such directors. Such meeting shall be held not less than twenty-one nor more than thirty days after the giving of the notice thereof in and at any time and place within the State of Texas as may be specified in such notice. In lieu of a special meeting, the holders of the Class A Preferred Shares, Series I may remove a Preferred Share Director as herein provided, without a vote, if a consent or consents in writing, setting forth the removal of the Preferred Share Director, shall be signed by all of the holders of the Class A Preferred Shares, Series I, and shall be delivered to the Corporation by delivery to the Corporation's registered office in the State of Texas or the Corporation's principal place of business. Delivery shall be made by hand or by certified registered mail return receipt requested.

     If during the continuation of any Voting Event, a vacancy shall occur in the number of Preferred Share Directors by reason of death, resignation, removal or otherwise, then such vacancy in the Preferred Share Directors may be filled by the vote of the holders of a majority of the Class A Preferred Shares, Series I the outstanding at any special meeting of the holders of the Class A Preferred Shares, Series I called for in the manner provided in the immediately preceding paragraph.

     A "Voting Event" shall include:

       (i) the failure of the Corporation to pay at least two dividends on the Class A Preferred Shares, Series I as they become due and payable;

      (ii) in the event of a Put Redemption, the failure of the Corporation to redeem the Class A Preferred Shares, Series I on the Put Redemption Date;

     (iii) in the event of a Mandatory Redemption, the failure of the Corporation to redeem the Class A Preferred Shares, Series I on the Mandatory Redemption Date; or

      (iv) the Corporation or any Material Subsidiary thereof: (A) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal

            Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; (B) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; (C) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; (D) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to the holders of a majority of the Class A Preferred Shares, Series I then outstanding in their discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or (E) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

     As used above in the definition of "Voting Events":

     "Consolidated" shall refer to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board in the United States (or any generally recognized successor) and which, in the case of the Corporation and its Consolidated subsidiaries, are applied for all periods after January 23, 1998 in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements; PROVIDED, that with respect to the Corporation, "GAAP" means such generally accepted accounting principles and practices as recognized by the Canadian financial accounting standard board equivalent. If any change in any accounting principle or practice is required by the Financial Accounting Standard Board in the United States or Canadian financial accounting standards board equivalent (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Corporation and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Lasco Energy Partners, L.P. and Lasco Energy Partners, L.P. agrees to such change insofar as it affects the accounting of the Corporation and its Consolidated subsidiaries.

     "Initial Financial Statements" shall mean (a) the audited annual Consolidated financial statements of the Corporation, dated as of August 31, 1997 and (b) the unaudited quarterly Consolidated financial statements of the Corporation dated as of November 30, 1997.

     "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

     "Material Subsidiary" shall mean (i) Texstar Petroleum, Inc. and (ii) any other Subsidiary (as defined in the Purchase and Sale Agreement) of the Corporation which has assets the value of which constitutes in excess of 25% of the value of the Consolidated assets of the Corporation as determined in accordance with GAAP.

     "Person" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, or any other legally recognizable entity.

     "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

3.7  PAYMENTS

     All cash payments shall be by wire transfer in lawful money of the United States of America to an account or accounts designated in writing by the holders of the Class A Preferred Shares, Series I.

3.8  NOTICES

     Any notice required by the provisions hereof to be given to the holders of the Class A Preferred Shares, Series I shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation."

YUKON
JUSTICE

                            BUSINESS CORPORATIONS ACT
                               (SECTION 30 or 179)

                                                                      FORM 5-01
                                                           ARTICLE OF AMENDMENT

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1.   Name of Corporation:

     BENZ EQUITIES LTD.                                           ACCESS #23288

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2.   The Articles of the above-named corporation are amended pursuant to a court order:

     Yes                     No   X
         -----                  -----

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3.   The Articles of the above-named corporation are amended as follows:

     That the corporation change its name from Benz Equities Ltd. to:

                              BENZ ENERGY LTD.



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4.   DATE                    SIGNATURE                    TITLE

     July 2, 1997          Nick DeMare                   Director
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

YUKON                      BUSINESS CORPORATIONS ACT
JUSTICE                         (SECTION 190)                         FORM 3-01

                                                        ARTICLES OF CONTINUANCE
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1.   Name of Corporation:  BENZ EQUITIES LTD.

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2.   The classes and any maximum number of shares that the corporation is authorized to issue:

     An unlimited number of common shares without par value

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3.   Restrictions if any on share transfers:

     None

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4.   Number (or minimum or maximum number) of Directors:

     A minimum of three and a maximum of ten directors

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5.   Restrictions if any on businesses the corporation may carry on:

     None

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6.   If change of name effected, previous name:

     N/A

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7.   Details of incorporation:

     British Columbia February 9, 1981 under #226, 470 as Benz Gold Resources, Ltd.
     Change of Name on March 1, 1990 to Benz Equities Ltd.

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8.   Other provisions if any:  see attached Schedule "A"

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9.   DATE                    SIGNATURE                    TITLE

     April 1, 1992           Harvey Lim           Corporate Secretary
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

                                 SCHEDULE "A"

8. (a) Meetings of shareholders of the Corporation shall be held at such place, within the Yukon Territory as the Directors of the Corporation determine;

     (b) Notwithstanding Section 8(a) of these Articles, meetings of shareholders of the Corporation may be held within any province of Canada or within any state of the United States of America;

     (c) The Directors of the Corporation may, between annual general meetings of the Corporation, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the exporation of the last annual general meeting of the Corporation, and in no event shall the total number of Directors exceed the maximum number of Directors fixed pursuant to Section 4 of these Articles.

YUKON                      BUSINESS CORPORATIONS ACT
JUSTICE                         (SECTION 22)                          FORM 1-02

                                                           NOTICE OF ADDRESS OR
                                                    NOTICE OF CHANGE OF ADDRESS
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1.   Name of Corporation:

     BENZ EQUITIES LTD.

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2.   Address of Registered Office:

     c/o Veale, Kilpatrick, Austring and Farkvam
     3081 - 3rd Avenue
     Whitehorse
     Yukon Territories
     Y1A 4Z7

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3.   Records Address:

     c/o Veale, Kilpatrick, Austring and Farkvam
     3081 - 3rd Avenue
     Whitehorse
     Yukon Territories
     Y1A 4Z7

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4.   Post Office Box (address for service by mail):

     as per 2 and 3 above

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9.   DATE                    SIGNATURE                    TITLE

     April 1, 1992         Harvey Lim             Corporate Secretary
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

YUKON                 YUKON BUSINESS CORPORATIONS ACT
JUSTICE                (SECTIONS 107, 114, AND 290)                   FORM 1-03


                                            NOTICE OF DIRECTORS AND OFFICERS OR
                                     NOTICE OF CHANGE OF DIRECTORS AND OFFICERS
                                     ------------------------------------------

1.   Name of Corporation:

     BENZ EQUITIES LTD.

2. Notice is given that on the 1st day of April, 1992, the following person(s) were Director(s):
     ---------------------------------------------------------------------------
         Name                                   Mailing Address
     ---------------------------------------------------------------------------
     DONALD W. BUSBY                   26785 Light Lane
                                       Conifer, Colorado
                                       U.S.A.  80433

     KENNETH A. CABIANCA               4519 Woodgreen Drive
                                       West Vancouver, British Columbia
                                       V7S 2T8

     WILLIAM LEE                       4671 Pendlebury Road
                                       Richmond, British Columbia
                                       V7E 1E6

3. Notice is given that on the __ day of _____, 19__, the following person(s) ceased to hold office as Director(s):

     ---------------------------------------------------------------------------
         Name                                   Mailing Address
     ---------------------------------------------------------------------------

                                 not applicable

4.   The Officers of the corporation as of this date are:

     ---------------------------------------------------------------------------
         Name                                   Mailing Address
     ---------------------------------------------------------------------------

     DONALD W. BUSBY                   see 2 above
       PRESIDENT

     HARVEY LIM                        3233 West 8th Avenue
     Secretary                         Vancouver, British Columbia
                                       V6K 2C6

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9.   DATE                    SIGNATURE                    TITLE

     April 1, 1992           Harvey Lim            Corporate Secretary
-------------------------------------------------------------------------------